Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2011 RESULTS

Performance reflects strong domestic crop demand and incremental business resulting from recently acquired product lines

Newport Beach, CA – May 5, 2011 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the first quarter ended March 31, 2011.

Fiscal 2011 First Quarter Financial Highlights – versus Fiscal 2010 First Quarter

•	Net sales of $67.4 million, an increase of 44%.

•	Net income of $5.0 million, compared to $1.8 million generated in 1Q2010.

•	Earnings per diluted share were $0.18, compared with $0.07 in the prior year period.

Eric Wintemute, President and CEO of American Vanguard, stated: “Our first quarter year-over-year sales growth reflects improved conditions in the U.S. agricultural sector with organic growth accounting for approximately 30% of the increase and incremental business resulting from our recent acquisition of several significant product lines, specifically, Mocap, Nemacur and the Aztec bag business accounting for the balance. Gross profit margins rose to 42% as a result of our sales focus on higher margin products and improved factory utilization rates in certain plants. Operating expenses as a percentage of sales declined to 28% as compared to 32% last year, despite the rising freight costs and regulatory expenses that we had predicted in earlier business reviews.”

Mr. Wintemute continued, “The ongoing resurgence in domestic cotton acreage represents a very positive development for us and contributed to excellent quarterly sales of our premier cotton insecticide Bidrin. Pre-planting positioning of our corn soil insecticides Aztec and SmartChoice were also very strong in the quarter. As mentioned in our last conference call, demand for secondary insect & nematicidal control is steadily increasing both domestically and internationally which benefits our strong portfolio of such products as Counter, Mocap and Nemacur.”

Mr. Wintemute concluded, “In 2011, we see more favorable conditions that should serve to enhance our performance. Increased demand for food and feed, fiber and fuel (ethanol as an additive) play to our strength in cotton, corn and a broad range of fruit & vegetable crops. Rising sales should lead to greater factory throughput, more efficient manufacturing operating rates, and a lower level of unabsorbed fixed costs. These factors, combined with improved organizational capabilities and judicious financial control, should allow American Vanguard to achieve better operating and financial performance in 2011.”

Conference Call

Eric Wintemute, President & CEO and David Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Thursday, May 5, 2011. Interested parties may participate in the call by dialing (201) 689-8349 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and the control of public and animal health pests. American Vanguard is included on the Russell 2000® & Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	For the three months ended March 31
	2011	2010
Net sales	$67,396	$46,712
Cost of sales	39,123	27,788

Gross profit	28,273	18,924
Operating expenses	19,086	15,122

Operating income	9,187	3,802
Interest expense	806	807
Interest capitalized	(58)	(10)
Extinguishment of debt	546	—

Income before income tax	7,893	3,005
Income tax expense	2,881	1,178

Net income	$5,012	$1,827

Earnings per common share—basic	$.18	$.07

Earnings per common share—assuming dilution	$.18	$.07

Weighted average shares outstanding—basic	27,596	27,346

Weighted average shares outstanding—assuming dilution	27,851	27,623

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands – except share amounts)

Assets	Mar. 31, 2011	Dec. 31, 2010
	(Unaudited)	(Note)
Current assets:
Cash	$1,274	$1,158
Receivables:
Trade, net of allowance for doubtful accounts of $456 and $447, respectively	63,671	33,833
Other	325	263

	63,996	34,096

Inventories	77,297	74,054
Prepaid expenses	3,371	2,591
Income taxes receivable	—	6,715

Total current assets	145,938	118,614
Property, plant and equipment, net	39,706	40,541
Intangible assets	120,560	115,249
Other assets	5,731	5,775

	$311,935	$280,179

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$14,636	$8,429
Current installment of other liabilities	2,040	—
Accounts payable	21,910	13,961
Deferred Revenue	35	5,568
Accrued program costs	20,621	16,976
Accrued expenses and other payables	4,826	4,634
Income taxes payable	1,418	—

Total current liabilities	65,486	49,568
Long-term debt, excluding current installments	58,428	53,710
Other Long-term Liabilities	5,895	3
Deferred income taxes	10,461	10,461

Total liabilities	140,270	113,742

Commitments and contingent liabilities Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,803,127 shares at March 31, 2011 and 29,735,928 shares at December 31, 2010	2,980	2,974
Additional paid-in capital	44,470	43,403
Accumulated other comprehensive loss	(457)	(448)
Retained earnings	127,825	123,661

	174,818	169,590
Less treasury stock, at cost, 2,260,996 shares at March 31, 2011 and at December 31, 2010	(3,153)	(3,153)

Total stockholders’ equity	171,665	166,437

	$311,935	$280,179

Note: The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Three Months Ended March 31, 2011 and 2010

(Unaudited)

Increase (decrease) in cash	2011	2010
Cash flows from operating activities:
Net income	$5,012	$1,827
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed and intangible assets	3,251	2,738
Amortization of long term assets	1,253	788
Amortization of discounted liabilities	388	—
Stock-based compensation	523	202
Changes in assets and liabilities associated with operations:
Increase in net receivables	(29,900)	(12,454)
Increase in inventories	(3,243)	(1,827)
Increase in prepaid expenses and other assets	(1,988)	(1,622)
Decrease in income tax receivable/payable, net	8,133	61
Increase in accounts payable	7,703	6,556
Decrease in deferred revenues	(5,533)	—
Increase (decrease) in other current liabilities	3,896	(10,696)

Net cash used in operating activities	(10,505)	(14,427)

Cash flows from investing activities:
Capital expenditures	(910)	(1,868)

Net cash used in investing activities	(910)	(1,868)

Cash flows from financing activities:
Net (repayments) borrowings under line of credit agreement	(7,300)	18,900
Principal payments on long-term debt	(2,004)	(2,027)
Borrowings on long term debt	20,063	—
Decrease in other notes payable	—	(21)
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	550	277

Net cash provided by financing activities	11,309	17,129

Net (decrease) increase in cash	(106)	834
Cash and cash equivalents at beginning of year	1,158	383
Effect of exchange rate changes on cash	222	303

Cash and cash equivalents as of March 31	$1,274	$1,520